EXHIBIT 16.1 TO FORM 8-K





March 28, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549






Dear Sir/Madam:

     We have read Item 4 included in the Form 8-K dated March 28, 2000 of Advanced Photonix, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




/s/ ARTHUR ANDERSEN LLP


sms

Copy to:
Mr. Brock Koren, President and Chief Executive Officer, Advanced Photonix, Inc.







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